Exhibit 3(i)(a)

                  RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                        PHILLIPS PETROLEUM COMPANY


                Adopted in accordance with the provisions of Section 245 of the General Corporation
                       Law of the State of Delaware

                -----------------------------------------


 Phillips Petroleum Company, a corporation existing under the laws of the

 State of Delaware, does hereby certify:


    FIRST: That the name of the corporation is Phillips Petroleum Company.

    SECOND: That the Certificate of Incorporation of the corporation was filed by the Secretary of State, Dover, Delaware, on the 13th day of June

 1917.

    THIRD: That the text of the Certificate of Incorporation of said

 Phillips Petroleum Company, as amended, is hereby restated, without further amendment or change, to read as follows:


                                 RESTATED
                        CERTIFICATE OF INCORPORATION
                                    OF
                         PHILLIPS PETROLEUM COMPANY
                                   ***


   WE, THE UNDERSIGNED, being associated to establish a corporation for the purposes hereinafter set forth, under the General Corporation Laws of the State of Delaware, do hereby make and file a certificate of incorporation in writing certifying:

    FIRST: The name of the corporation is PHILLIPS PETROLEUM COMPANY.

    SECOND: The registered office of the corporation is to be located at 229 South State Street, City of Dover, in the County of Kent, in the State of Delaware; and the name of its registered agent is UNITED STATES CORPORATION COMPANY.

    THIRD: The nature of the business of the corporation and the objects or purposes proposed to be transacted, promoted or carried on, are:

    (a) To carry on the business of buying, selling, or otherwise acquir-ing, taking, owning, holding, developing, leasing, managing, manufactur-ing, importing and exporting, utilizing, marketing, trading, dealing in, and otherwise turning to account, any and all kinds and grades of oil and gas, petroleum, asphalt, bitumen and bituminous substances of all kinds, carbon and hydrocarbon products, and any and all elements, constituents, products, by-products, compounds, blends and combinations thereof;

    (b) To purchase, take, hold, own, lease, exchange, or otherwise acquire, and to develop, sell, mortgage, let and deal in gas-bearing, oil-bearing and other mineral-bearing properties, leases, mines, wells and rights, and any and all interest whatsoever therein or thereto, and to engage in the business of producing, mining and selling gas, oil and other minerals;

    (c) To purchase, obtain by contract or concession, or otherwise acquire, take, hold, own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage, or otherwise turn to account, mortgage, grant, sell, exchange, deal in, convey, or otherwise dispose of, any and all lands, real estate, leases, concessions, licenses, immunities, powers, privileges, grants, rights, land patents, franchises, deposits, wells, mines, quarries, locations, claims, easements, tenements, hereditaments and interests, of every description and nature whatsoever;

    (d) In connection with and incidental to any of the foregoing, to purchase, or otherwise acquire, take, own, hold, mortgage, pledge, create liens upon, convey, sell, lease, enjoy, or otherwise turn to account, assign and transfer, and to invest, trade and deal in goods, wares and merchandise and real and personal property, and to exercise any and all powers connected with or relating to each and every of the foregoing businesses;

    (e) To construct, build, purchase, lease, or otherwise acquire, take, own, hold, equip, improve, develop, maintain, manage, control, operate, mortgage, create liens upon, deal in, and otherwise dispose of and turn to account, any and all kinds of plants, works, factories, buildings, structures, stores, storehouses, warehouses, houses, extracting plants, waterworks and plants, tanks, reservoirs, containers, pumps, stills, condensers, absorbers, tubes, engines, boilers, turbines, generators, converters, machines and machinery of all kinds, electrical and other-wise, switchboards, meters and all kind of measuring devices, tools, implements, equipment, apparatus and things or property, real or personal, of every kind and description, cars, tank cars, tanks, pipe lines, transmission lines, distribution lines and plants, mains, pipes, conduits, ducts, services, pumping and compressing stations, terminals, storage plants and equipment, systems, vehicles, however propelled, ships, docks, boats, barges, floats, vessels and craft of any and all kinds, however operated or propelled, docks, wharves, drydocks, repair shops, elevators, piers and any and all facilities, connections, installations, appliances, apparatus, appurtenances, things or property, real and personal, of every kind and description connected with, incidental to, necessary, suitable, useful, convenient or appertaining to the producing, drilling for, mining, manufacturing, buying, acquir-ing, securing, transporting, refining, reducing, condensing, evaporating, vaporizing, blending, analyzing, compressing, liquefying, absorbing, cracking, extracting, separating, purifying, combining, mixing, marketing, utilizing, dealing in, storing, or otherwise disposing of and turning to account, oil of any and all kinds and grades, gas, either natural or artificial, gasoline, naptha, alcohol, benzine, kerosene, carbon and hydrocarbon products, nitrates, petroleum, asphalt, bitumen and bituminous substances of all kinds, and the elements, constituents, products and by-products, mixtures, combinations and blends thereof, and for any of the purposes enumerated in this certificate;

    (f) To apply for, obtain, register, purchase, lease, acquire, secure, own, hold, use, operate, contract or negotiate for, take licenses or other rights in respect of, sell, transfer, grant licenses and rights in respect of, manufacture under, introduce, sell, assign, collect the royalties on, mortgage, pledge, create liens upon, or otherwise dispose of, deal in and turn to account letters patent, patents, patent rights, patents applied for or to be applied for, trade marks, trade names and symbols, distinction marks and indications of origin or ownership, copyrights, syndicate rights, inventions, discoveries, devices, machines, improvements, processes, data, formulae of any and all kinds granted by or recognized under or pursuant to the laws of the United States of America, or of any other country or countries whatsoever;

    (g) To acquire all or any part of the good will, rights, property and business of any person, firm, association, heretofore or hereafter engaged in any business similar to the business of this corporation, and to pay for the same in cash or in stock or bonds of this corporation or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole, or any part of the rights and property so acquired, and to assume in connection therewith, any liabilities of any such person, firm, association or corporation, and to conduct in any lawful manner and in any country, state or locality herein enumerated, the whole or any part of the business thus acquired, provided such business is within the authorization of the General Corporation Laws of the State of Delaware;

    (h) To purchase, own, hold, sell, assign, transfer, mortgage, pledge, create liens upon, or otherwise dispose of, so far as may be done under the laws of the State of Delaware, any of the shares of the capital stock of, or any bonds, debentures, notes, securities or other evidences of indebtedness, created, issue or incurred by any public, municipal, quasi public or private corporations or associations, wherever organized or created, and as owner thereof to exercise all rights, powers and privileges of ownership, including the right to vote upon any stock thus owned; and to aid in any manner which shall be lawful any corporation or association of which any bonds, stocks or other securities or evidences of indebtedness shall be held by this corporation, and to do any acts and things permitted by law and designed to protect, preserve, improve or enhance the value of any such bonds, stocks or other securities or evidences of indebtedness;

    (i) To have one or more offices and to carry on any and all of its businesses and operations without restriction or limit as to amount, either within or without the State of Delaware, in the other states, the District of Columbia, the territories, colonies and dependencies of the United States of America, and in all or any foreign countries or in any part of the world;

    (j) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or attainment of any of the objects or exercise of any of the powers herein set forth, whether herein specified or not, either alone or in connection with other firms, individuals or corporations, both in this State and throughout the United States and elsewhere, and to do any other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with said businesses or powers, or any part thereof, if not inconsistent with the laws under which this corporation is organized;

    (k) It is declared that the objects and powers specified in the various paragraphs contained in this clause shall be in no wise limited or restricted by reference to or inference from the term of any other of the paragraphs of this or any other clause of this certificate of incorporation.

    FOURTH:   (a) Capital Stock. The corporation shall have the authority to issue 500 million shares of common stock, $1.25 par value, and 300 million shares of preferred stock, $1.00 par value.

    (b) Common Stock. The shares of authorized common stock of the corporation shall be identical in all respects and shall have equal rights and privileges.

    (c) Preferred Stock. The board of directors shall have authority to issue the shares of preferred stock from time to time on such terms as it may determine, and to divide the preferred stock into one or more classes or series and in connection with the creation of any such class or series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, voting powers, preferences and relative, participating, optional, or other special rights of such class or series, and the qualification, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law.

    FIFTH: The corporation is to have perpetual existence.

    SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

    SEVENTH: The provisions which the incorporators hereby insert in the certificate of incorporation of the corporation for the regulation of the business and for the conduct of the affairs of the corporation and creating, defining, limiting and regulating the powers thereof and of the directors, and stockholders, the same being in furtherance of and in addition to, and not in limitation of the powers now or hereafter conferred by the present or any future law or laws of the State of Delaware are as follows:

    1. The number of directors of the corporation, none of whom need be a stockholder, shall be fixed and may be altered from time to time as may be provided by the By-Laws; and in case of any increase in the number of directors, the additional directors shall be elected as provided by the By-Laws;

    2. The board of directors shall have power to fix the amount of the accumulated profits of this corporation to be reserved as working capital, or for any other lawful purpose, prior to the declaration of any dividend upon the corporation's stock;

    3. Subject to the provisions of Article NINTH hereof, the corporation shall have power, acting through its board of directors, except that in cases where the action of the stockholders shall be required by statute or this certificate of incorporation, such action shall also be obtained,

    (a) The board of directors shall have power to issue its stocks, bonds, or other obligations, from time to time, for such consideration as may be fixed, from time to time, by the board of directors;

    (b) To borrow money and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness, whether secured by mortgage, pledge or otherwise, and to secure the same by mortgage, pledge or otherwise of all or any part of its property or assets; and generally to make and perform agreements and contracts of every kind and description;

    (c) The stockholders of this corporation shall have power to make, alter, amend and repeal the By-Laws of this corporation in whole or in part by majority vote of the stockholders at any annual meeting or special meeting called for that purpose, and the board of directors shall have power to make, alter, amend and repeal in whole or in part the By-Laws of this corporation at any regular or special meeting of the board of directors, except those By-Laws adopted by the stockholders of this corporation;

    (d) To guarantee the payment of dividends or the principal and interest on the property, stocks, bonds, debentures, or other securities issued by or the performance of any other contract or obligation of any other person, corporation, association or partnership whatso-ever, so far as the same is not contrary to law, whenever, in the judgment of the board of directors or executive committee, it shall be necessary or proper for the business of the corporation or in the furtherance of its interest so to do;

    (e) The board of directors shall have power, from time to time, to appoint an executive committee consisting of two or more of their number, which committee shall for the time being, as may be provided in a resolution of the board of directors, or in the By-Laws of this corporation, have or exercise any and all of the powers of the board of directors in the management of the business and affairs of this corporation;

    (f) Both the stockholders and directors shall have power to hold their meetings either within or without the State of Delaware; and to keep the books, documents and records of this corporation, except as may be otherwise required by the laws of this State, outside of the State of Delaware;

    (g) The board of directors shall have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts, books and records of this corporation, other than as may be provided by the laws of Delaware, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of this corporation, except as conferred by the Statutes of the State of Delaware, unless and until authorized to do so by a resolution of the directors or stockholders of this corporation;

    (h) The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are subject to this reserved power;

    (i) The directors and officers of this corporation may be directors and officers in other corporations, and transactions and contracts of this corporation with said other corporations shall not be affected by the fact that the officers hereof are interested in or are directors or officers of such other corporation or corporations;

    (j) This corporation shall have the power to procure itself to be licensed or organized in any state or subdivision thereof of the United States, the District of Columbia, the territories, colonies or possessions of the United States, and in any foreign country.


    EIGHTH: No holder of any security of the corporation now or hereafter authorized shall have any right as such holder to subscribe for, purchase or otherwise acquire any other or additional security of the corporation whether now or hereafter authorized, unissued or issued and thereafter acquired by the corporation; provided, any such right as is outstanding on April 28, 1970, and was created or granted pursuant to an express authorization of the Board of Directors and/or the stockholder of the corporation shall be unaffected by the provisions of this Article; and, provided further, the Board of Directors may, in its sole and absolute discretion, at any time and from time to time, by expressly so doing, create any such right upon such terms and conditions and with such limitations and restrictions as it considers appropriate, in which event the holders of securities of the corporation shall have such rights, but only such rights, as have been expressly so created. As used above, the word "security" includes any and all rights or interests in or arising out of any type, class or series of any shares of capital stock in the corporation or any warrant, option, conversion privilege, or other right to subscribe to, purchase, convert into, exchange for or otherwise acquire any such rights or interests in or arising out of such shares.

    NINTH: The affirmative vote of the holders of not less than 75 percent of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (except proportionately as a stockholder of the corporation); provided, however, that the 75 percent voting requirement shall not be applicable if (i) Continuing Directors at the time constitute at least a majority of the entire Board of Directors of the corporation and have expressly approved the Business Transaction by at least a majority vote of such Continuing Directors, or (ii) all of the following conditions are satisfied:

    1. the Business Transaction is a merger or consolidation or sale, lease, exchange, transfer or other disposition of substantially all of the assets of the corporation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of the corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Purchase Price and such per share consideration is in cash or the same form as such Related Person has previously paid to acquire the largest number of shares of common stock of the corporation acquired by such Related Person prior to such Business Transaction; and

    2. after such Related Person has become the Beneficial Owner of not less than 15 percent of the Voting Stock and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock, except
    (i) as a part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than 10 percent of the Voting Stock or (ii) as a result of a pro rata stock dividend or stock split; and

    3. prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, (i) received the benefit (except proportionately as a stockholder of the corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation or any of its subsidiaries, or (ii) caused any material change in the corporation's business, capital structure, including, without limitation, the issuance of shares of capital stock of the corporation to any third party, or common stock dividend rate or policy (except as approved by a majority of the Continuing Directors).

    For the purpose of this Article NINTH:

    1. The term "Business Transaction" shall mean (a) any merger or consolidation involving the corporation or a subsidiary of the corporation, (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including, without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets either of the corporation or of a subsidiary of the corporation, (c) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of an entity to the corporation or a subsidiary of the corporation, (d) the issuance, sale exchange, transfer or other disposition by the corporation or a subsidiary of the corporation of any securities of the corporation or any subsidiary of the corporation, except proportionately to the stockholders of the corporation or of such subsidiary, (e) any recapitalization or reclassification of the securities of the corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the proportionate voting power of a Related Person, (f) any liquidation, spinoff, splitoff, splitup or dissolution of the corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

    2. The term "Related Person" shall mean and include (a) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than 10 percent of the Voting Stock or was the Beneficial Owner of not less than 10 percent of the Voting Stock (i) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (ii) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of this corporation or (iii) as of the record date of this corporation for the determination of stockholders entitled to notice of and to vote on, or consent to, the Business Transaction, and (b) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include this corporation, a wholly owned subsidiary of this corporation, any employee stock ownership or other employee benefit plan of this corporation or of any wholly owned subsidiary of this corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

    3. The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on March 1, 1984; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any voting stock at any time in the future is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or option, or otherwise, shall be deemed the Beneficial Owner of such Voting Stock.

    4. The term "Highest Purchase Price" shall mean the highest amount of consideration paid by such Related Person for a share of common stock of the corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) at any time within two years prior to the date such Related Person became a Related Person and during any time while such Related Person was a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of common stock of the corporation, or the payment of a stock dividend thereon, between the last date upon which such Related Person paid the Highest Purchase Price and the effective date of the merger or consolidation or the date of the distribution to stockholders of the corporation of the proceeds from the sale, lease, exchange, transfer or other disposition of substantially all of the assets of the corporation referred to in the first subparagraph 1 of this Article NINTH.

    5. The term "Substantial Part" shall mean more than 5 percent of the book value of the total assets of the entity in question, as reflected on the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

    6. In the event of a merger in which the corporation is the surviving corporation, for the purpose of the first subparagraph 1 of this Article NINTH, the phrase "property, securities or other consideration to be received" shall include, without limitation, common stock of the corporation retained by its stockholders (other than such Related Person).

    7. The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article NINTH as one class; provided, however, that if the corporation has shares of Voting Stock entitled to more or less than one vote for any such share, each reference in this Article NINTH to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

    8. The term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the corporation prior to the time such Related Person became a Related Person or who subsequently became a director of the corporation and whose election, or nomination for election by the corporation's stockholders, was approved by a vote of at least three-quarters of the Continuing Directors then on the Board; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person otherwise has an interest (except proportionately as a stockholder of the corporation).

    9. The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

    10. The term "Associate", used to indicate a relationship with a specified person, shall mean (a) any corporation, partnership or other organization of which such specified person is an officer or partner or is, directly or indirectly the Beneficial Owner of 10 percent or more of any class of equity securities,

    (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any of its parents or subsidiaries and (d) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the corporation or any wholly owned subsidiary of the corporation).

    For the purpose of this Article NINTH, if the Continuing Directors constitute at least a majority of the entire Board of Directors of the corporation, then a majority of such Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (a) the number of shares of Voting Stock of which any person is the Beneficial Owner, (b) whether a person is an Affiliate or Associate of another, (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (d) whether the assets subject to any Business Transaction constitute a Substantial Part, (e) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a stockholder of the corporation), (f) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in to the first subparagraph 3 of this Article NINTH, (g) whether the cash and/or the fair market value of the consideration other than cash to be received per share by holders of common stock of the corporation in connection with a Business Transaction described in the first subparagraph 1 of this Article NINTH is at least equal in value to the Related Person's Highest Purchase Price, and (h) such other matters with respect to which a determination is required under this Article NINTH.

    Nothing contained in this Article NINTH shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

    Notwithstanding any other provisions of this certificate of incorporation or the bylaws of the corporation (and notwithstanding that a lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), the provisions of this Article NINTH may not be repealed or amended in any respect, nor may any provision of the certificate of incorporation or bylaws be adopted inconsistent with this Article NINTH, unless such action is approved by the affirmative vote of the holders of not less than 75 percent of the Voting Stock.

    TENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
 (ii) for acts or omissions not in good faith or which

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


 involve intentional misconduct or a knowing violation of law, (iii) under
 Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article TENTH shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the corporation existing at the time of such repeal or modification.

    ELEVENTH: Subject to the rights of the holders of any class or series of preferred stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders of the corporation may be called only by the Chairman of the Board, or the President, or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of the corporation entitled to vote generally in the election of directors shall be required to alter, amend or adopt any provision inconsistent with, modify or repeal this Article ELEVENTH or Section 9 of Article II of the Bylaws.


                                  *****


    FOURTH: That the restatement of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the

 General Corporation Law of the State of Delaware and that the Restated

 Certificate only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of this Restated Certificate of

 Incorporation.

    IN WITNESS WHEREOF, PHILLIPS PETROLEUM COMPANY has caused this

 Certificate to be signed and attested by its duly authorized officers this

 12th day of July, 1989.


                                 PHILLIPS PETROLEUM COMPANY




                                 By: /s/ William G. Paul
                                     --------------------------
                                     Senior Vice President
                                     and General Counsel

 ATTEST:

  /s/ D.L. Cone
 ----------------------
   Assistant Secretary

 [SEAL]


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